7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Mineral Resource Estimate for the Quigleys Deposit at its Mt. Todd Gold Project, Northern Territory, Australia

Denver, Colorado, September 8, 2010 – Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) is pleased to announce a mineral resource estimate of 179,000 ounces of Measured and Indicated Resources1) and 277,000 ounces of Inferred Resources2) at the Quigleys deposit, located 3.5 km northeast of the Batman deposit at the Company's Mt. Todd gold project in Northern Territory, Australia.

TetraTech MM, Inc. (“TetraTech”) of Golden, Colorado, was contracted to review the geology and calculate the mineral resource estimate in accordance with National Instrument 43-101 (“NI 43-101”).  The mineral resource estimates were conducted under the direction of Mr. John Rozelle, an independent Qualified Person as defined by NI 43-101 using standard industry software and resource estimation methodology.

Based on TetraTech’s resource analysis report, the estimated gold resources for the Quigleys deposit reported at a cut-off grade of 0.5 grams of gold per tonne are:
	Metric Tonnes (000s)	Grade (grams per tonne)	Contained Gold Ounces
Measured Resources1)	511	1.04	17,000
Indicated Resources1)	5,565	0.91	162,000
Measured and Indicated Resources 1)	6,076	0.92	179,000
Inferred Resources 2)	9,057	0.95	277,000

1) Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release and the resource analysis report use the terms “measured resources”, “indicated resources” and “measured and indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, these terms are not defined terms under the United States Securities and Exchange Commission’s (the “SEC”)  Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

2) Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release and the resource analysis report use the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. Investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The resource description will be included in the Mt. Todd Preliminary Feasibility Study to be filed on SEDAR (www.sedar.com) during the latter part of this month (please refer to Vista's August 18, 2010 press release for results of the preliminary feasibility study).

Vista's President and COO, Fred Earnest, commented, “We plan to evaluate the feasibility of incorporating material from this satellite deposit into our development plans for the Mt. Todd gold project.    The Quigleys deposit is one of several satellite deposits that we have identified on the Mineral Leases and Exploration Licenses (“EL’s”) we hold at the Mt. Todd gold project. In June, we announced the discovery of an exploration target identified as MSTS-4, which is the largest of five new geochemical/geophysical anomalies we have identified on the EL’s. We have mobilized a drill to test this and other targets on the EL’s and expect drilling to commence this week.”

Mineralization at the Quigleys deposit is interpreted to occur within a series of mineralized shears that strike north northwest and dip 30° - 35° to the west. The main shear extends for nearly one kilometer along the strike and has been drilled to a vertical depth of 230 meters.  The mineral resource estimate has been defined by 632 drill holes drilled by Pegasus Gold Australia Pty Ltd. and Billiton Australia Gold Pty Ltd. in the late 1980s through the mid-1990s.  TetraTech reviewed the integrity of the drill hole database and developed a computer model to estimate and classify the estimated mineral resources. The model reflected TetraTech’s geological interpretation of the deposit, which constrained the mineralization to the shear zones using geological information and assays from 49,178 samples obtained from the drilling. Lower grade, erratic mineralization in the hanging wall of the shears has not been included in the mineral resource estimate.

 About Vista Gold Corp.

Vista is focused on the development of the Concordia gold project in Baja California Sur, Mexico, and the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the production and economic analysis and forecasts, estimates of mineral reserves and resources, the conversion of inferred resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, life of mine estimates, the potential for gold resources in the Batman and Quigleys deposits and other targets within the Mt. Todd gold project, the successful completion of a metallurgical testing program on ore from the Quigleys deposit, future gold prices, future U.S.-to-Australian dollar exchange rates, favorable effects of Mt. Todd gold project economics and Vista’s ability to add value in a cost-effective manner, the estimated operating and capital costs and the cash flow analysis and sensitivity analysis in the Mt. Todd Preliminary Economic Assessment and the Mt. Todd Preliminary Feasibility Study, the anticipated start to and the results of a drill program to test the Quigleys deposit and other targets, the anticipated completion and filing of the Mt. Todd preliminary feasibility study, and anticipated processing capacity and tailings management and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic”, “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of reserve and resource estimates, estimates of results based on such reserve and resource and reserve estimates; risks relating to completing metallurgical testing; uncertainty of future feasibility study results; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays at the Mt. Todd gold project; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed on August 6, 2010, and other documents filed with the SEC and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  All mineral resource and reserve estimates contained in this press release, including the terms “measured mineral resources,” “indicated mineral resources”, “inferred mineral resources”, “proven mineral reserves” and “probable mineral reserves” have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC.  The resource and reserve information contained in this press release is not comparable to similar information disclosed by U.S. companies.  See the Cautionary Notes to U.S. Investors above.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com